November 2, 2005

Carbiz Inc.
7405 North Tamiami Trail,
Sarasota, Florida
34243.

Dear Sirs/Mesdames:

Carbiz Inc. - Registration Statement on Form SB-2

               We have acted as local Ontario counsel on behalf of Carbiz Inc. in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of a Registration Statement on Form SB-2 as amended to date (the “Registration Statement”), including the prospectus constituting Part 1 thereof (the “Prospectus”) by Carbiz Inc. (the “Corporation”), a corporation incorporated under the laws of the Province of Ontario. The Registration Statement relates to the selling, from time to time, by selling securityholders of the Corporation of up to 44,807,860 common shares of the Corporation, which includes:

(i)	10,623,815 common shares (the “Debenture Shares”) that will be issuable upon conversion of the Corporation’s 5% convertible debentures (the “5% Debentures”) (as described in the Prospectus);

(ii)
11,254,541 common shares that would be issuable upon the exercise of the Corporation’s Class A Common Share Purchase Warrants (as described in the Prospectus), issuable upon conversion of the Corporation’s 5% Debentures (the “Class A Purchase Warrants”);

(iii)
5,627,259 common shares that would be issuable upon exercise of the Corporation’s Class B Common Share Purchase Warrants (as described in the Prospectus), issuable upon conversion of the Corporation’s 5% Debentures (the “Class B Purchase Warrants”);

(iv)	428,296 common shares that would be issuable upon exercise of certain warrants issuable upon conversion of the Corporation’s 5% Debentures (the “Other Purchase Warrants”); and

(v)	16,873,949 common shares (“the Shares”) that are currently issued and outstanding and held by the selling shareholders (as defined in the Prospectus);

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, documents, records, certificates and other statements of corporate officers and other representatives of the Corporation as we have considered necessary or relevant to form a basis for this opinion. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies and the legal capacity of all individuals who have executed such documents. We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent, we deemed such reliance proper, upon written or oral statements of officers and other representatives of the Corporation.

               We are solicitors qualified to practice law in the Province of Ontario and we express no opinions as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein which are in effect on the date hereof.

               We are of the opinion that the Shares have been duly authorized for issuance by the Corporation and the Class A Warrant Shares, Class B Warrant Shares, the Debenture Shares and Other Warrant Shares issuable upon due exercise of the Class A Purchase Warrants, Class B Purchase Warrants 5% Debentures and Other Purchase Warrants, respectively, in accordance with their respective terms have been validly allotted and reserved for issuance, and the Shares are, and the Class A Warrant Shares, Class B Warrant Shares, Debenture Shares and Other Warrant Shares when issued upon due exercise of the Class A Purchase Warrants, Class B Purchase Warrants, 5% Debentures and Other Purchase Warrants respectively, in accordance with their respective terms will be outstanding as fully paid and non-assessable common shares in the capital of the Corporation.

               This opinion is rendered solely to the addressee listed above in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose or used or relied upon by any other person, nor quoted from or referred to in any documents without our prior written consent.

               We hereby consent to the inclusion of this opinion in the Registration Statement and the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to our firm’s name under the headings “Limitation on Enforcement of Civil Judgments” and “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Harris + Harris LLP